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                                   AMENDMENT TO
                               EMPLOYMENT AGREEMENT

     SECOND AMENDMENT dated as of August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between The Coleman Company, Inc. A Delaware corporation (the "Company") and Frederik van den Bergh (the "Executive").

     WHEREAS, the parties entered an Employment Agreement effective as of May 1, 1996 (the "Employment Agreement"); and

     WHEREAS, the parties wish to amend the Employment Agreement as set forth herein.

     NOW THEREFORE, the parties agree as follows:

     1. Section 4(a) is hereby amended in its entirety and replaced with the following:

         4. (a) SALARY During the term of the Executive's employment hereunder, the Corporation will pay to the Executive a salary at the rate of $500,000 per annum, in substantially equal installments in accordance with normal payroll practices of the Corporation, but not less frequently than monthly. The salary shall be sourced from the U.S. payroll, and expensed equally on an intercompany basis between the Switzerland, Japan, and United Arab Emirates strategic business units. The base salary may be increased by the Board from time to time, in its discretion, but in no event shall such base salary be reduced from the rate previously in effect. The base salary in effect from time to time hereunder is referred to as the "Base Salary."

     2. The parties agree that as except as expressly amended hereby, the Agreement shall be in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the date first above written.

                                         THE COLEMAN COMPANY, INC.


                                         BY:     /s/  LARRY E. SANFORD
                                            ---------------------------------
                                         NAME:     Larry E. Sanford
                                         TITLE: Executive Vice President


                                              /s/  FREDERIK VAN DEN BERGH
                                         ------------------------------------
                                         Frederik van den Bergh